United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 4, 2024

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	The Nasdaq Stock Market LLC
Warrants included as part of the Units	EMCGW	The Nasdaq Stock Market LLC
Rights included as part of the Units	EMCGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2024, Embrace Change Acquisition Corp. (the “Company”) and EF Hutton LLC, formerly known as EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), the underwriter of the Company’s initial public offering, entered into a Satisfaction and Discharge of Indebtedness Pursuant to Underwriting Agreement dated August 9, 2022 (the “Satisfaction and Discharge Agreement”), pursuant to which, EF Hutton agrees to revise the deferred underwriting fee of three point five percent (3.50%) of the gross proceeds of the initial public offering, or $2,587,499, to (1) $750,000 in cash on the date of the closing of the initial business combination (the “Closing”) and (2) 200,000 of registered and unrestricted shares of the Company, shall be issued and delivered to EF Hutton at the Closing.

The foregoing description of the Satisfaction and Discharge Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2024, the Company issued an unsecured promissory note (the “Extension Fee Note”), in an amount of $100,000 to Zheng Yuan, the Company’s Chief Financial Officer, for the $100,000 Ms. Yuan deposited into the Company’s trust account to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from March 12, 2024 to April 12, 2024. The Extension Fee Note bears no interest and is repayable in full upon the consummation of the Company’s initial business combination. It is convertible at the Ms. Yuan’s election upon the consummation of the Company’s initial business combination. Upon such election, the Extension Fee Note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

The foregoing description of the Extension Fee Note is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 10,000 private placement units of the Company would be issued if the entire principal balance of the Extension Fee Note is converted. The rights constituting a part of the units are exchangeable, subject to the terms and conditions of the rights, for ordinary shares as provided in the right agreement governing the rights. The warrants constituting a part of the units are exercisable, subject to the terms and conditions of the warrants, for ordinary shares as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the Extension Fee Note, as it was issued to sophisticated investors without a view to distribution, and was not issued through any general solicitation or advertisement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Satisfaction and Discharge of Indebtedness Pursuant to Underwriting Agreement dated August 9, 2022, dated March 4, 2024, between the Company and EF Hutton.
10.2	Promissory Note issued by the Company to Zheng Yuan on March 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2024

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer

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